Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus, which is part of this Amendment No. 1 to the Registration Statement on Form S-3, of our report dated March 18, 2011, relating to our audit of the consolidated financial statements of Echo Therapeutics, Inc. (the “Registrant”), appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2010.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
October 18, 2011